Exhibit (h)(4)(xxi)

AMENDMENT NO. 12

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 12, dated as of September 29, 2009 (“Amendment No. 12”), to the Amended and Restated Participation Agreement, dated as of July 15, 2002, as amended (“Agreement”), by and among EQ Advisors Trust (“Trust”), AXA Equitable Life Insurance Company, AXA Distributors, LLC and AXA Advisors, LLC (collectively, the “Parties”).

The Parties hereby agree to modify and amend the Agreement as follows:

1. Removed Portfolios. Effective September 11, 2009 all references to the EQ/Ariel Appreciation II Portfolio, EQ/AXA Rosenberg Value Long/Short Equity Portfolio, EQ/Lord Abbett Mid Cap Value Portfolio, EQ/Short Duration Bond Portfolio and EQ/Van Kampen Real Estate Portfolio are hereby removed. Effective September 18, 2009 all references to EQ/Common Stock Index II Portfolio (f/k/a EQ/Oppenheimer Main Street Opportunity Portfolio) and EQ/Small Company Index II Portfolio (f/k/a EQ/Oppenheimer Main Street Small Cap Portfolio) are hereby removed. Effective September 25, 2009 all references to EQ/Bond Index Portfolio, EQ/Caywood-Scholl High Yield Bond Portfolio, EQ/Government Securities Portfolio and EQ/Long Term Bond Portfolio are hereby removed.

2. Name Change: Effective September 11, 2009 the name of the EQ/Focus PLUS Portfolio is changed to EQ/Equity Growth PLUS Portfolio. Effective September 18, 2009 the names of the EQ/AXA Franklin Income Core Portfolio, EQ/AXA Mutual Shares Core Portfolio, EQ/AXA Templeton Growth Core Portfolio and EQ/AXA Franklin Templeton Founding Strategy Core Portfolio are changed to EQ/Franklin Core Balanced Portfolio, EQ/Mutual Large Cap Equity Portfolio, EQ/Templeton Global Equity Portfolio and EQ/Franklin Templeton Allocation Portfolio, respectively.

3. Schedule B. Schedule B to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 12 as of the date first above set forth.

EQ ADVISORS TRUST			AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh		By:	/s/ Steven M. Joenk
	Name:	Brian Walsh		Name:	Steven M. Joenk
	Title:	Chief Financial Officer and Treasurer		Title:	Senior Vice President

AXA DISTRIBUTORS, LLC			AXA ADVISORS, LLC

By:	/s/ James Shepherdson		By:	/s/ Andrew McMahon
	Name:	James Shepherdson		Name:	Andrew McMahon
	Title:	Chief Executive Officer		Title:	Chairman

SCHEDULE B

AMENDMENT NO. 12

AMENDED AND RESTATED PARTICIPATION AGREEMENT

All Asset Allocation Portfolio

AXA Balanced Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Growth Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

AXA Tactical Manager 2000 Portfolio-I, II, III

AXA Tactical Manager 400 Portfolio-I, II, III

AXA Tactical Manager 500 Portfolio-I, II, III

AXA Tactical Manager International Portfolio-I, II, III

Crossings Aggressive Allocation Portfolio

Crossings Conservative Allocation Portfolio

Crossings Conservative-Plus Allocation Portfolio

Crossings Moderate Allocation Portfolio

Crossings Moderate-Plus Allocation Portfolio

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/AXA Franklin Small Cap Value Core Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/BlackRock International Value Portfolio

EQ/Boston Advisors Equity Income Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Core Bond Index Portfolio

EQ/Davis New York Venture Portfolio

EQ/Equity 500 Index Portfolio

EQ/Equity Growth PLUS Portfolio (formerly,

EQ/Focus PLUS Portfolio)

EQ/Franklin Core Balanced Portfolio (formerly,

EQ/AXA Franklin Income Core Portfolio)

EQ/Franklin Templeton Allocation Portfolio

(formerly, EQ/AXA Franklin Templeton Founding

Strategy Core Portfolio)

EQ/GAMCO Mergers and Acquisitions Portfolio

EQ/GAMCO Small Company Value Portfolio

EQ/Global Bond PLUS Portfolio)

EQ/Global Multi-Sector Equity Portfolio

EQ/Intermediate Government Bond Index Portfolio

EQ/International Core PLUS Portfolio

EQ/International ETF Portfolio

EQ/International Growth Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Money Market Portfolio

EQ/Montag & Caldwell Growth Portfolio

EQ/Mutual Large Cap Equity Portfolio (formerly,

EQ/AXA Mutual Shares Core Portfolio)

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/Templeton Global Equity Portfolio (formerly,

EQ/AXA Templeton Growth Core Portfolio)

EQ/UBS Growth and Income Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Wells Fargo Advantage Omega Growth Portfolio